As filed with the Securities and Exchange Commission on September 22, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL REALTY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	26-0081711
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P.

2014 Incentive Award Plan

(Full Title of the Plan)

Andrew P. Power

Chief Financial Officer

Digital Realty Trust, Inc.

Four Embarcadero Center, Suite 3200

San Francisco, California 94111

(415) 738-6500

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Julian T.H. Kleindorfer, Esq.

Latham & Watkins LLP

355 S. Grand Ave.

Los Angeles, CA 90071-1560

(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share, to be issued pursuant to the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan	3,714,560	$115.90	$430,703,232.00	$49,918.51

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also automatically cover any additional shares of our common stock which become issuable under our Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, which we refer to as the 2014 Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of our common stock.
(2)	This estimate is made pursuant to Rule 457(c) solely for purposes of calculating the registration fee pursuant to Rule 457(h), and is based on a price of $115.90, which represents the average of the high and low prices per share of our common stock as reported on the New York Stock Exchange on September 20, 2017.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), Digital Realty Trust, Inc. (referred to herein as “our,” “we,” “us,” “the Company” and “the Registrant”) is filing this registration statement to register an additional 3,714,560 shares of our common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, as amended (referred to herein as the “2014 Plan”), not previously registered, including awards that may be issued after the date of this registration statement.

The contents of the registration statement on Form S-8 of the Company (SEC File No. 333-195524), filed on April 28, 2014, relating to the 2014 Plan are incorporated by reference into this registration statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	the combined Annual Report on Form 10-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. for the year ended December 31, 2016;

•	the combined Quarterly Reports on Form 10-Q of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. for the quarters ended March 31, 2016 and June 30, 2016;

•	the Definitive Proxy Statement on Schedule 14A of Digital Realty Trust, Inc. filed with the SEC on March 29, 2017 (solely to the extent specifically incorporated by reference into the combined Annual Report on Form 10-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. for the year ended December 31, 2016);

•	the Current Reports on Form 8-K of Digital Realty Trust, Inc. filed with the SEC on May 11, 2017, September 1, 2017 and September 13, 2017;

•	the combined Current Reports on Form 8-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. filed with the SEC on May 11, 2017, May 23, 2017, June 9, 2017, June 9, 2017 (other than with respect to Item 7.01 thereof), June 15, 2017, July 10, 2017, July 12, 2017, July 12, 2017, July 21, 2017, August 2, 2017, August 7, 2017, August 9, 2017, August 11, 2017, August 14, 2017, August 29, 2017, September 14; and

•	the description of Digital Realty Trust, Inc.’s common stock, par value $0.01 per share, contained in Digital Realty Trust, Inc.’s Registration Statement on Form 8-A filed on October 28, 2004 (file number 001-32336), including any amendment or reports filed for the purpose of updating this description.

In addition, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any information that we later file with the SEC will automatically update and supersede the information and statements contained in a document incorporated or deemed to be incorporated by reference herein. Any such information or statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Under no circumstances will any information “furnished” to the SEC pursuant to applicable rules and regulations be deemed incorporated herein by reference unless such information expressly provides to the contrary.

Item 8.    Exhibits.

Exhibit Number	Description

4.1	Articles of Amendment and Restatement of Digital Realty Trust, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Combined Quarterly Report on Form 10-Q of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. (File Nos. 001-32336 and 000-54023) filed on August 9, 2016).

4.2	Amendment to Articles of Amendment and Restatement of Digital Realty Trust, Inc. (incorporated by reference to Exhibit 3.3 to the combined Current Report on Form 8-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. (File Nos. 001-32336 and 000-54023) filed on September 14, 2017).

4.3	Articles Supplementary to the Articles of Amendment and Restatement of Digital Realty Trust, Inc., as amended, designating Digital Realty Trust, Inc.’s 5.250% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A of Digital Realty Trust, Inc. (File No. 001-32336) filed on August 4, 2017).

4.4	Articles Supplementary to the Articles of Amendment and Restatement of Digital Realty Trust, Inc., as amended, designating Digital Realty Trust, Inc.’s 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form 8-A of Digital Realty Trust, Inc. (File No. 001-32336) filed on September 13, 2017).

4.5	Sixth Amended and Restated Bylaws of Digital Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to Digital Realty Trust, Inc.’s Current Report on Form 8-K (File No. 001-32336) filed on November 15, 2016).

4.6	Specimen Certificate for Common Stock for Digital Realty Trust, Inc. (incorporated by reference to Exhibit 4.1 to Digital Realty Trust, Inc.’s Registration Statement on Form S-11 (Registration No. 333-117865) filed on October 26, 2004).

4.7	Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Combined Quarterly Report on Form 10-Q of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. (File Nos. 001-32336 and 000-54023) filed on August 7, 2014).

4.8	First Amendment to Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan. (incorporated by reference to Exhibit 10.1 to the Combined Quarterly Report on Form 10-Q of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. (File Nos. 001-32336 and 000-54023) filed on November 7, 2014).

4.9	Second Amendment to Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (incorporated by reference to Exhibit 10.44 to the Combined Annual Report on Form 10-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. (File Nos. 001-32336 and 000-54023) filed on March 2, 2015).

4.10	Third Amendment to Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Combined Annual Report on Form 10-Q of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. (File Nos. 001-32336 and 000-54023) filed on November 9, 2016).

4.11	Fourth Amendment to Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Combined Current Report on Form 8-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. (File Nos. 001-32336 and 000-54023) filed on September 14, 2017).

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 22, 2017.

DIGITAL REALTY TRUST, INC.

By:	/s / A. William Stein
A. William Stein Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. William Stein, Andrew P. Power and Joshua A. Mills, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laurence A. Chapman Laurence A. Chapman	Chairman of the Board	September 22, 2017

/s/ A. William Stein A. William Stein	Chief Executive Officer and Director (Principal Executive Officer)	September 22, 2017

/s/ Andrew P. Power Andrew P. Power	Chief Financial Officer (Principal Financial Officer)	September 22, 2017

/s/ Edward F. Sham Edward F. Sham	Chief Accounting Officer (Principal Accounting Officer)	September 22, 2017

/s/ Michael A. Coke Michael A. Coke	Director	September 22, 2017

/s/ Kathleen Earley Kathleen Earley	Director	September 22, 2017

/s/ Kevin J. Kennedy Kevin J. Kennedy	Director	September 22, 2017

/s/ William G. LaPerch William G. LaPerch	Director	September 22, 2017

/s/ Afshin Mohebbi Afshin Mohebbi	Director	September 22, 2017

/s/ Mark R. Patterson Mark R. Patterson	Director	September 22, 2017

/s/ Mary Hogan Preusse Mary Hogan Preusse	Director	September 22, 2017

/s/ John T. Roberts, Jr. John T. Roberts, Jr.	Director	September 22, 2017

/s/ Dennis E. Singleton Dennis E. Singleton	Director	September 22, 2017

/s/ Robert H. Zerbst Robert H. Zerbst	Director	September 22, 2017